EXECUTION VERSION

FIRST AMENDMENT TO
CREDIT AGREEMENT

Dated as of October 4, 2018

among

PRA GROUP, INC.
as a Borrower and a Guarantor,

PRA GROUP CANADA INC.,
as a Borrower
and
A DESIGNATED SUBSIDIARY OF PRA GROUP, INC.
from time to time party hereto as a Borrower,

THE DOMESTIC SUBSIDIARIES OF PRA GROUP, INC.,
as the Guarantors,

THE CANADIAN SUBSIDIARIES OF PRA GROUP CANADA INC.,
as Canadian Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and an L/C Issuer,

BANK OF AMERICA, NATIONAL ASSOCIATION, acting through its Canada branch, as Canadian Administrative Agent,

CAPITAL ONE, N.A.,
DNB CAPITAL LLC,
FIFTH THIRD BANK,
SUNTRUST BANK
and
MUFG BANK, LTD. f/k/a THE BANK OF TOKYO MITSUBISHI UFJ, LTD.
as Co-Syndication Agents,

ING CAPITAL,
and
REGIONS BANK
as Co-Senior Managing Agents
and
THE OTHER LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
CAPITAL ONE, N.A.,
DNB CAPITAL LLC,
FIFTH THIRD BANK,
SUNTRUST ROBINSON HUMPHREY, INC.
MUFG BANK, LTD. f/k/a THE BANK OF TOKYO MITSUBISHI UFJ, LTD.
as Joint Lead Arrangers and Joint Bookrunners

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of October 4, 2018, among PRA GROUP, INC. (f/k/a Portfolio Recovery Associates, Inc.), a Delaware corporation (“PRA”, or the “Company”), PRA GROUP CANADA INC., a Canadian corporation organized under the Canada Business Corporations Act (the “Canadian Borrower”, and, together with PRA, the “Borrowers”) the Guarantors, the Lenders party hereto constituting Required Lenders, BANK OF AMERICA, N.A., as Administrative Agent and BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Administrative Agent.

RECITALS

The Borrowers, the Guarantors, the Lenders, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Administrative Agent, are party to that certain Amended and Restated Credit Agreement dated as of May 5, 2017 (as amended, supplemented, modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed to provide senior credit facilities to the Borrowers.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.
PRA and the Guarantors have requested that the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement as set forth herein.  The Administrative Agent and the Lenders are willing to agree to such amendments to the Credit Agreement on the terms and subject to the conditions hereinafter set forth.

In consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Borrowers, the Guarantors, the Lenders party hereto and the Administrative Agent hereby acknowledge and agree as follows:

ARTICLE I
AMENDMENTS
Subject to the satisfaction of the conditions precedent set forth in Article II, the Credit Agreement is hereby amended as follows:
1.    The following definitions are hereby added to 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

    “First Amendment Effective Date” means October 4, 2018.

“LIBOR” has the meaning specified in the definition of “Eurodollar Base Rate.”

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.02(c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

2.    The second sentence of the definition of “Aggregate Domestic Revolving Commitments” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

The aggregate principal amount of the Aggregate Domestic Revolving Commitments in effect on the First Amendment Effective Date is ONE BILLION SIXTY-EIGHT MILLION DOLLARS ($1,068,000,000).

3.    The definition of “ERISA” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

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4.    The definition of “Responsible Officer” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, senior vice president – global controller or general counsel of PRA and, solely for purposes of the delivery of certificates pursuant to Sections 5.01 or 7.12(b), the secretary or any assistant secretary of PRA and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the applicable Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the applicable Agent. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of PRA or the applicable Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of PRA or the applicable Loan Party. In each case, to the extent requested by the applicable Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in form and substance satisfactory to such Agent.

5.     Section 2.02(f) is hereby amended in its entirety to read as follows:

PRA may at any time and from time to time after the First Amendment Effective Date, upon prior written notice by PRA to the Administrative Agent, increase the Commitments (but not the Letter of Credit Sublimit or the Swing Line Sublimit) in an aggregate amount not to exceed $500,000,000.

6.    Section 3.02 is hereby amended to add the following new clause (c) immediately following clause (b):

(c)    Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or PRA or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to PRA) that PRA or the Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

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(iii)syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, notwithstanding anything to the contrary contained in Section 11.01 of this Agreement, the Administrative Agent and PRA may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and PRA unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify PRA and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, PRA may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

7.    A new subsection (d) is added to Section 6.12 to read as follows:

(d)    The Borrowers represent and warrant as of the First Amendment Effective Date that the Borrowers are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans as Collateral or to satisfy any Borrower’s obligations under the Loans, the Letters of Credit or the Commitments.

8.    The following sentence is hereby added add the end of Section 6.15:

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As of the First Amendment Effective Date, to the knowledge of a Responsible Officer of the Borrowers, the information included in the Beneficial Ownership Certification provided to any Lender on or prior to such date in connection with this Credit Agreement is true and correct in all respects.

9.    In Section 7.02 the “and” at the end of subsection (f) is moved to the end of subsection (g) and a new subsection (h) is added to read as follows:

(h)    promptly following any request therefor, information and documentation reasonably requested by an Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws, and, with respect to any Beneficial Ownership Certification delivered to any Lender, promptly after a Responsible Officer of the Borrower has knowledge notify the Administrative Agent of any change in the information provided that would result in a change to the list of beneficial owners identified in such certification.

10.    Section 8.03(m) is hereby amended to add the following language after the reference to the “Existing Permitted Convertible Secured Notes”:

(and any renewals, exchanges, amendments or replacements of such Notes, so long as the aggregate principal amount of Indebtedness under such Notes is not increased at the time of such renewal, exchange, amendment or replacement thereof, except by an amount equal to a premium or other amount paid, and fees and expenses reasonably incurred, in connection with such refinancing)

11.     Section 8.13(b) is hereby amended to read as follows:

Make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary (other than (i) Indebtedness arising under the Loan Documents, (ii) Indebtedness permitted under Sections 8.03(d), (n), (q), (r) and (t), (iii) intercompany Indebtedness, (iv) cash settlements of conversions of Permitted Convertible Notes permitted by Section 8.06(g), (v) Indebtedness that is permitted to be refinanced pursuant to Section 8.03 and (vi) an exchange of the Existing Permitted Convertible Notes or Add-On Permitted Convertible Notes).

12.    A new Section 10.12 is added to read as follows:

10.12    Lender ERISA Acknowledgment and Representation.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party

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hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and the Joint Lead

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Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:
(i)    none of the Agents, the Joint Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agents under this Agreement, any Credit Document or any documents related hereto or thereto),
(ii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to the Administrative Agent or the Joint Lead Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)    The Administrative Agent and the Joint Lead Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the

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amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

13.     Section 11.01 of the Credit Agreement is hereby amended to add the following language at the beginning of the first sentence, immediately prior to the words “No amendment or waiver of any provision”:

“Subject to Section 3.02(c),”

14.    Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 2.01 attached hereto.

ARTICLE II
CONDITIONS TO EFFECTIVENESS
The amendments set forth in Article I shall become effective on the date first written above (the “Effective Date”), when the following conditions have been met:
1.    Counterparts. Receipt by the Administrative Agent of counterparts of this Agreement executed on behalf of the Borrowers, the Guarantors, the Administrative Agent, each Increasing Lender (as identified on the signature pages hereto) and the Required Lenders.
2.    Beneficial Ownership Certification. To the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, for any Lender that has made a written request of the Borrowers at least ten days prior to the Effective Date for a Beneficial Ownership Certification, receipt by such Lenders of Beneficial Ownership Certifications for each such Borrower, in each case in form and substance reasonably acceptable to each such Lender.
3.    Officer’s Certificate. Receipt by the Administrative Agent of a certificate of each Loan Party dated as of the date hereof signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the increase in the Aggregate Domestic Revolving Commitments and (B) in the case of PRA, certifying that, before and after giving effect to the increase in the Aggregate Domestic Revolving Commitments, (1) the representations and warranties contained in Article VI of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes hereof, the representations and warranties contained in subsections (a) and (b) of

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Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement, and (2) no Default or Event of Default exists.
4.    Fees. Receipt by the Administrative Agent of all reasonable fees and expenses due and owing in connection with this Agreement, including, without limitation, the reasonable and documented legal fees and expenses of Moore & Van Allen PLLC, counsel to the Administrative Agent.
ARTICLE III
MISCELLANEOUS
1.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
2.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
3.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
4.    Full Force and Effect; Limited Waiver. All of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms and each Borrower and each Guarantor confirms, reaffirms and ratifies all such documents and agrees to perform and comply with the terms and conditions of the Credit Agreement and the other Loan Documents. The waivers set forth herein shall be limited precisely as provided for herein to the provisions expressly affected hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Credit Agreement or any of the Loan Documents. This Agreement shall constitute a Loan Document.
5.    Representations and Warranties. To induce the Administrative Agent and the Lenders to execute and deliver this Agreement, each Borrower hereby represents and warrants to the Administrative Agent and the Lenders on the Effective Date that, in each case with respect to the matters waived hereunder, no Default or Event of Default exists and all statements set forth in Section 5.02(a) of the Credit Agreement are true and correct in all material respects as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct in all material respects on and as of such earlier date).

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6.    Commitments. Effective as of the First Amendment Effective Date (a) the Aggregate Domestic Revolving Commitments are being increased from $705,000,000 to $1,068,000,000, (b) each Lender identified as an “Increasing Lender” on the signature pages hereto hereby agrees that the Domestic Revolving Commitment of such Increasing Lender is hereby increased to the amount identified in Schedule 2.01 attached hereto opposite such Increasing Lender’s name and (c) the Domestic Revolving Commitment of each Lender after giving effect to the increase in clauses (a) and (b) above shall be as set forth on Schedule 2.01 attached hereto.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

BORROWERS:	PRA GROUP, INC.
By: /s/ Christopher D. Lagow
Name: Christopher D. Lagow
Title: Assistant Secretary
PRA GROUP CANADA, INC.
By: /s/Tim White
Name: Tim White
Title: Director of Accounting
GUARANTORS:                PORTFOLIO RECOVERY ASSOCIATES, LLC
By: /s/ Christopher B. Graves
Name: Christopher B. Graves
Title: President, Treasurer and Secretary
PRA HOLDING I, LLC
PRA HOLDING II, LLC
PRA HOLDING III, LLC
PRA HOLDING IV, LLC
PRA HOLDING V, LLC
PRA HOLDING VI, LLC
PRA HOLDING VII, LLC
By: /s/ Christopher D. Lagow
Name: Christopher D. Lagow
Title: Vice President and Secretary
PRA FINANCIAL SERVICES, LLC
PRA AUTO FUNDING, LLC
By: /s/ Christopher D. Lagow
Name: Christopher D. Lagow
Title: Manager
PRA RECEIVABLES MANAGEMENT, LLC
By: /s/ Carol Elizabeth Hardy
Name: Carol Elizabeth Hardy
Title: Vice President

PRA Amended and Restated Credit Agreement
First Amendment

CLAIMS COMPENSATION BUREAU, LLC
By: /s/ Robert J. Rey
Name: Robert J. Rey
Title: Senior Vice President

PRA Amended and Restated Credit Agreement
First Amendment

BANK OF AMERICA, N.A., as
Administrative Agent
By: /s/ Felicia Brinson
Name: Felicia Brinson
Title: Assistant Vice President

PRA Amended and Restated Credit Agreement
First Amendment

BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Administrative Agent
By: /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

PRA Amended and Restated Credit Agreement
First Amendment

BANK OF AMERICA, N.A., as a Lender and an Increasing Lender
By: /s/ Nancy A. Old
Name: Nancy A. Old
Title: Senior Vice President

PRA Amended and Restated Credit Agreement
First Amendment

BANK OF AMERICA, N.A., acting through its Canada branch, as a Lender
By: /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

PRA Amended and Restated Credit Agreement
First Amendment

SUNTRUST BANK,
as a Lender and an Increasing Lender

By: /s/ Richard W. Jantzen, III
Name: Richard W. Jantzen, III
Title: Vice President

PRA Amended and Restated Credit Agreement
First Amendment

CAPITAL ONE, N.A.,
as a Lender and an Increasing Lender

By: /s/ Amy Hansen
Name: Amy Hansen
Title: Vice President

PRA Amended and Restated Credit Agreement
First Amendment

FIFTH THIRD BANK,
as a Lender and an Increasing Lender

By: /s/ Knight Kieffer
Name: Knight Kieffer
Title: Managing Director

PRA Amended and Restated Credit Agreement
First Amendment

MUFG BANK, LTD. f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender and an Increasing Lender

By: /s/ George Stoecklein
Name: George Stoecklein
Title: Managing Director

PRA Amended and Restated Credit Agreement
First Amendment

DNB CAPITAL LLC,
as a Lender and an Increasing Lender

By: /s/ Devan Patel
Name: Devan Patel
Title: Vice President
By: /s/ Philippe Wulfers
Name: Philippe Wulfers
Title: First Vice President

PRA Amended and Restated Credit Agreement
First Amendment

ING CAPITAL LLC,
as a Lender and an Increasing Lender

By: /s/ Mary Forstner
Name: Mary Forstner
Title: Director
By: /s/ Rob Miners
Name: Rob Miners
Title: Director

PRA Amended and Restated Credit Agreement
First Amendment

REGIONS BANK,
as a Lender and an Increasing Lender

By: /s/ Andrew Staszesky
Name: Andrew Staszesky
Title: Vice President

PRA Amended and Restated Credit Agreement
First Amendment

CAPITAL BANK,
as a Lender and an Increasing Lender

By: /s/ Keith A. Sherman
Name: Keith A. Sherman
Title: Senior Vice President

PRA Amended and Restated Credit Agreement
First Amendment

CITIZENS BANK OF PENNSYLVANIA,
as a Lender and an Increasing Lender

By: /s/ A. Paul Dawley
Name: A. Paul Dawley
Title: Senior Vice President

PRA Amended and Restated Credit Agreement
First Amendment

KEYBANK NATIONAL ASSOCIATION,
as a Lender and an Increasing Lender

By: /s/ Suzannah Valdivia
Name: Suzannah Valdivia
Title: Senior Vice President

PRA Amended and Restated Credit Agreement
First Amendment

UNION BANK AND TRUST,
as a Lender

By: /s/ P. Craig Moore
Name: P. Craig Moore
Title: Senior Vice President

PRA Amended and Restated Credit Agreement
First Amendment

UMPQUA BANK,
as a Lender

By: /s/ Bob Jondall
Name: Bob Jondall
Title: SVP

PRA Amended and Restated Credit Agreement
First Amendment

WOODFOREST NATIONAL BANK,
as a Lender

By: /s/ Mai Thai
Name: Mai Thai
Title: Vice President

PRA Amended and Restated Credit Agreement
First Amendment